SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): March 8, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01 Entry into a Definitive Material Agreement

On March 8, 2005, Alpharma Inc. ("Company") and Bank of America ("BOA") entered into Amendment No. 6 to the Credit Agreement, dated as of October 5, 2001, between the Company, BOA and certain other financial institutions. The amendment allows, among other things (i) flexibility to take full advantage of the American Jobs Creation Act by permitting liens securing European credit facilities and the incurrence of new European Credit Facilities up to $75million and new Euro Notes up to $300 million (less any amounts outstanding under the European Credit Facilities), (ii) more flexibility to refinance the existing convertible debt by permitting future additional senior unsecured notes in the US and amending the debt prepayment covenant, (iii) the Company to carry forward the unused portion of certain add-backs to Consolidated EBITDA granted in Amendment No. 5 through December 31, 2005, (iv) non-cash expenses associated with employee stock options to be added back under the definition of Consolidated EBITDA, (v) an add-back, for the purpose of the net worth covenant, of a certain amount of asset valuation impairments, (vi) added latitude with respect to the interest coverage ratio and the total leverage ratio through March 31, 2006, and (vii) an extension of a reporting requirement until April 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Matthew Farrell
Name: Matthew Farrell Title: Executive Vice President and CFO

Date: March 11, 2005